UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 18, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2016, CannaSys, Inc. and Kodiak Capital Group, LLC, a Delaware limited liability company, entered into Amendment No. 1 to Transaction Documents:

•	to reduce the principal amount of the Collateralized Secured Promissory Note dated March 18, 2016, issued by Kodiak Capital Group to CannaSys, from $50,000 to $25,000; and

•	to reduce the principal amount of the 12% Convertible Redeemable Promissory Note dated March 18, 2016, issued by CannaSys to Kodiak Capital Group, from $50,000 to $25,000.

In addition to the convertible notes that are subject to the Securities Purchase Agreement of March 18, 2016, transaction with Kodiak Capital Group, CannaSys has entered into the following agreements:

(1)	12% Convertible Note between CannaSys, Inc. and Kodiak Investment Group, LLC, dated November 30, 2015;

(2)	Equity Purchase Agreement, Registration Rights Agreement, and Convertible Promissory Note for $50,000 between CannaSys, Inc. and Kodiak Investment Group, LLC, dated December 15, 2015;

(3)	Second Amended and Restated Promissory Note for $50,000 to Kodiak Capital Group, LLC, issued May 23, 2016; and

(4)	Amendment No. 1 to Transaction Documents among CannaSys, Inc., Kodiak Capital Group, LLC, and B44, LLC, fully executed on May 25, 2016.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.58	Amendment No. 1 to Transaction Documents between CannaSys, Inc. and Kodiak Capital Group, LLC, dated August 18, 2016	Attached.
_______________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: August 24, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer